Exhibit 99.1

TKK Symphony Acquisition Corporation and Glory Star New Media Group Limited Announce Execution of Definitive Share Exchange Agreement With a Potential Value Up to Approximately $525.0 Million

Beijing, Sept. 06, 2019 (GLOBE NEWSWIRE) -- TKK Symphony Acquisition Corporation (Nasdaq: TKKSU) (“TKK Symphony”), a special purpose acquisition company, and Glory Star New Media Group Limited (“Glory Star”), a leading mobile and online digital media and entertainment company in China, today announced the execution of a definitive share exchange agreement (the “Exchange Agreement”), pursuant to which TKK Symphony will acquire Glory Star to help continue the growth of Glory Star’s leading mobile entertainment platform throughout China.

The potential maximum value of this transaction is approximately $525,000,000, including approximately $100,000,000 in earnout shares, the post-closing combined company intends to trade on the Nasdaq Capital Market and will operate under the name of Glory Star New Media Group Holdings Limited (“GSMG” or the “Company”).  Glory Star remains committed to its successful strategy of integrating premium lifestyle content with innovative e-commerce offerings to benefit from the growth of consumerism in China.

Pursuant to the Exchange Agreement, the shareholders of Glory Star will sell 100% of its outstanding equity interests to TKK Symphony in exchange for TKK Symphony shares valued at $425,000,000 (with each TKK Symphony share valued at the redemption price per share paid to TKK Symphony public shareholders who elect to have their shares redeemed in connection with the business combination), subject to some of such shares being held in escrow to support certain indemnification arrangements under the Exchange Agreement, plus the contingent right to earn up to an additional 10,000,000 TKK Symphony shares as earnout shares. All amounts remaining in TKK Symphony’s trust account at the closing of the business combination, following redemptions and payment of TKK Symphony’s transaction expenses and other liabilities, are expected to be used for Glory Star’s growth. If no TKK Symphony shareholders elect to redeem their shares (and excluding shares reserved under a new equity incentive plan to be adopted by the Company in connection with the closing of the contemplated transaction), Glory Star’s current shareholders and management will hold approximately 55.1% of the issued and outstanding shares of the Company, current shareholders of TKK Symphony will hold approximately 8.5%, and public shareholders will hold approximately 36.4% of the issued and outstanding shares. If all TKK Symphony public shareholders elect to redeem their shares (and excluding shares reserved under a new equity incentive plan to be adopted by the Company in connection with the closing of the contemplated transaction), Glory Star’s current shareholders and management will hold approximately 82.3% of the issued and outstanding shares of the Company, current shareholders of TKK Symphony will hold approximately 12.7%, and public shareholders will hold approximately 4.9% of the issued and outstanding shares.

Following the closing of the transaction, Mr. Bing Zhang (Founder and CEO of Glory Star) will become Chairman and CEO of GSMG, along with three other directors of GSMG to be designated by Glory Star prior to the closing, and Mr. Sing Wang (Chairman and CEO of TKK Symphony) will become a director of GSMG, expected to qualify as independent under Nasdaq requirements.

Glory Star Highlights:

Established in 2016, Glory Star New Media Group Limited is a leading mobile and online digital media and entertainment company in China. As one of the largest providers of lifestyle video content in the country, Glory Star is a pioneer in integrating e-commerce services with premium video content. Such integration enables Glory Star to capitalize on the immense growth potential of China’s live streaming and e-commerce markets while cultivating new, innovative monetization opportunities.

Glory Star’s addressable market is promising. Total revenues for China’s live streaming market grew from US$1.0 billion in 2015 to US$8.0 billion in 2018 and are expected to grow at a CAGR of 16.0% to reach US$16.8 billion by 2023, according to a 2019 report by Frost & Sullivan. Meanwhile, the overall market size of China’s e-commerce industry grew at a CAGR of 37.0% from RMB3.8 trillion (US$0.5 trillion) in 2015 to RMB7.2 trillion (US$1.0 trillion) in 2017 and is expected to grow at a CAGR of 15.8% to reach RMB15.0 trillion (US$2.2 trillion) by 2022, according to a report by China Insights Consultancy.

Glory Star’s ability to effectively market and monetize its original, premium content through multiple media channels in China has contributed to its industry-leading position. For example, as of June 30, 2019, Glory Star had distributed more than 70,000 minutes of proprietary video content to its users, including short videos, online variety shows, online dramas, live streaming, and its Cheers lifestyle video series, which achieved more than 4.2 billion views cumulatively. As of August 30, 2019, downloads of Glory Star’s Cheers mobile app exceeded 50 million.

Since Glory Star launched its e-commerce service Cheers e-Mall in April 2019, during the subsequent five months of operation, Cheers e-Mall has been selling over 5,300 Stock Keeping Units (“SKUs”) via its platform, recording over RMB25.1 million (US$3.5 million) in Gross Merchandise Value (“GMV”) to date, achieving an impressive monthly GMV of RMB12.6 million (US$1.8 million) in August 2019, up from only RMB1.3 million (US$0.2 million) in April 2019.

Through advertisement opportunities in content and e-commerce services, Glory Star serves thousands of consumer and lifestyle brands, both international and domestic. Notably, Glory Star achieved a main customer retention rate of over 70% in 2018, showcasing the attractiveness of its business-to-business services.

Mr. Sing Wang, Chairman and CEO of TKK Symphony Acquisition Corporation, commented:

“We are delighted to partner with Glory Star. Mr. Bing Zhang is a reputable media veteran with over 30 years of experience in the sector, most notably with Trends Group. Moreover, Glory Star is a prolific generator of video content, producing over 150 minutes of original, premium content on a daily basis. As a young company, Glory Star achieved profitability in its debut year of 2017, generating over US$30 million in revenue for its first year.  Running at full steam in its third year of operations in 2019, the company expects to reach an estimated net profit of US$25 million for the full year, despite the sharp depreciation of RMB as of late. Going forward, we are confident that Glory Star will leverage its public company status to further expand its leadership across China's booming consumer media sector upon the completion of its business combination with TKK Symphony.”

Mr. Bing Zhang, Founder and CEO of Glory Star New Media Group Limited, commented:

“We are pleased to be working with TKK Symphony and benefit from its veteran management experience as well as access to capital markets. Mr. Sing Wang’s extensive experience in both the media and internet sectors is especially valuable to us. As the former CEO of TOM Group Limited (currently trades on HKEx exchange under symbol 2383)from 2000 to 2006, he led the transformation of TOM from a small internet startup into a widely recognized Chinese-language media and internet conglomerate through more than 40 acquisitions and strategic alliances. During his tenure at TOM, he grew its revenue by approximately 36 times from $11.4 million in 2000 to approximately $400.0 million by 2005. In addition, he later served as the Executive Chairman of Evolution Media China, a media and internet investment platform closely associated with TPG Growth and Creative Artists Agency. Going forward, Mr. Wang will remain a valuable member of our board of directors. We are confident that he will leverage his operational expertise and extensive business network to help us achieve our long-term growth strategies as a leading premium lifestyle content and e-commerce platform.”

Key Transaction Terms and Details

Excluding earnout shares, the transaction has a total equity valuation of US$425,000,000. 100% of the transaction consideration will be in the form of newly issued ordinary shares of TKK Symphony, and the remaining cash in TKK Symphony’s trust account at the closing of the business combination, after payment of TKK Symphony’s transaction expenses and liabilities, is expected to be used for the Company’s growth.

The transaction has an incentive earnout mechanism under which Glory Star’s shareholders as of the closing shall be entitled to (i) receive an additional 5,000,000 ordinary shares of the Company in the event that its net income, as adjusted pursuant to the Exchange Agreement, for the full fiscal year of 2019 is equal to or greater than RMB180,000,000, and (ii) receive an additional 5,000,000 ordinary shares of the Company in the event that its net income, as adjusted pursuant to the Exchange Agreement, for the full fiscal year of 2020 is equal to or greater than RMB315,000,000. However, should the Company fail to meet the earnout target for any earnout year, Glory Star’s shareholders shall not be entitled to receive any earnout shares for that earnout year; provided that, if the aggregate net income, as adjusted pursuant to the Exchange Agreement, for both earnout years combined is at least RMB495,000,000, Glory Star’s shareholders shall be entitled to receive any earnout shares that they otherwise did not receive.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the Exchange Agreement relating to the transaction, a copy of which will be filed by TKK Symphony with the SEC as an exhibit to a Current Report on Form 8-K.

Timeframe for the deal to close

The transaction is expected to close in the fourth calendar quarter of 2019, subject to customary closing conditions.

Advisors

EarlyBirdCapital, Inc. is acting as an exclusive financial and capital markets advisor to TKK Symphony and Ellenoff Grossman & Schole LLP and Goodwin Procter LLP are acting as its legal advisors.

Lewis Brisbois Bisgaard & Smith LLP and the Grandall Law Firm are acting as the legal advisors to Glory Star.

About TKK Symphony Acquisition Corporation

TKK Symphony Acquisition Corporation is a blank check company incorporated on February 5, 2018 as a Cayman Islands exempted company and formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Led by Chairman and Chief Executive Officer Sing Wang, TKK Symphony consummated the Initial Public Offering on Nasdaq on August 20, 2018, raising aggregate gross proceeds of $250,000,000.

About Glory Star New Media Group Limited

Glory Star New Media Group Limited is a leading mobile entertainment operator in China. Glory Star’s ability to integrate premium lifestyle content, including short videos, online variety shows, online dramas, live streaming, its Cheers lifestyle video series, e-Mall, and mobile app, along with innovative e-commerce offerings on its platform enables it to pursue its mission of enriching people’s lives. The company’s large and active user base creates valuable engagement opportunities with consumers and enhances platform stickiness with thousands of domestic and international brands.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside TKK Symphony’s or Glory Star’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transaction contemplated by the Exchange Agreement because of failure of closing conditions or other reasons; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by TKK Symphony’s public shareholders; the Company’s ability to achieve the financial goals to issue the earnout shares or its anticipated net profit for 2019; the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the Exchange Agreement; costs related to the proposed business combination; the Company’s ability to manage growth; the reaction of Glory Star customers and suppliers to the business combination; the Company’s ability to identify and integrate other future acquisitions; costs or other factors adversely affecting the Company’s profitability; potential litigation involving the Company or the validity or enforceability of the Company’s  intellectual property; and general economic and market conditions impacting demand for the Company’s  products. See the risk factors disclosed in the Securities Law Disclosure Documents described below. Neither TKK Symphony nor Glory Star undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information About The Business Combination And Where To Find It

TKK Symphony intends to file with the SEC disclosure documents (the “Securities Law Disclosure Documents”) in connection with the proposed business combination and other matters and will mail relevant documents to its shareholders in connection therewith. TKK Symphony’s shareholders and other interested persons are advised to read, once available, the Securities Law Disclosure Documents and any amendments thereto. TKK Symphony’s shareholders may also obtain a copy of the Securities Law Disclosure Documents once available, as well as other documents filed with the SEC by TKK Symphony, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Ms. Joanne Ng of TKK Symphony (joanne.ng@tkkcapital.com). The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Contacts

ICR Inc.
Jack Wang
Tel: +1 (646) 308-0546
Email: gsnm@icrinc.com